UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2005 (April 28, 2005)

Baker Hughes Incorporated

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	1-9397 (Commission File No.)	76-0207995 (I.R.S. Employer Identification No.)

3900 Essex Lane, Houston, Texas (Address of Principal Executive Offices)	77027 (Zip Code)

Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On April 28, 2005, a Certificate of Amendment to the Restated Certificate of Incorporation (the “Amendment”) of Baker Hughes Incorporated (the “Company”) was filed with the Delaware Secretary of State’s Office. The Amendment provides for the annual election of directors and repeals the provisions that provide for the classification of the Board of Directors. The Amendment was approved by the stockholders at the Company’s 2005 Annual Meeting of Stockholders held on April 28, 2005, and is further described in the Company’s Proxy Statement furnished to the stockholders in connection with that meeting. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment being filed with this Form 8-K as Exhibit 3.1 and incorporated into this Item 5.03 by reference.

     On April 28, 2005, the Board of Directors amended and restated the Company’s Bylaws to (i) incorporate the annual election of directors provisions in the Amendment to Restated Certificate of Incorporation as described above; (ii) conform with certain provisions in Delaware law; (iii) provide for additional officer positions and updated descriptions of certain officer positions; (iv) remove the position of Vice Chairman from the Bylaws; and (v) other clarifications, including Article II, Section 2 “Annual Meetings of Stockholders” and Article III, Section 1, “Number and Qualification of Directors” as deemed appropriate by the Board of Directors. The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Bylaws being filed with this Form 8-K as Exhibit 3.2 and incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

     (c) Exhibits.

3.1	Amendment to Restated Certificate of Incorporation of Baker Hughes Incorporated dated April 28, 2005.

3.2	Restated Bylaws of Baker Hughes Incorporated dated April 28, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Dated: May 4, 2005	By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to Restated Certificate of Incorporation
3.2	Restated Bylaws